Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Corporation Announces Proposed Public Offering

of Shares of Common Stock

WALTHAM, Mass., April 29, 2019 — Repligen Corporation (NASDAQ: RGEN) today announced that it has commenced an underwritten public offering of $175,000,000 in shares of its common stock. In addition, Repligen Corporation expects to grant the underwriters a 30-day option to purchase up to an additional $26,250,000 in shares of its common stock in connection with the proposed public offering. All shares of common stock will be offered by Repligen Corporation.

Repligen Corporation expects to use the net proceeds to fund the cash portion of the purchase price for its previously announced proposed acquisition of C Technologies, Inc. and for working capital and other general corporate purposes.

J.P. Morgan Securities LLC and Stephens Inc. are acting as joint book-running managers for the offering. Janney Montgomery Scott is acting as lead manager for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

These securities will be issued and sold pursuant to an automatically effective shelf registration statement (including a base prospectus) that was filed with the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement relating to this offering will be filed with the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus. A copy of the prospectus supplement relating to the offering will be filed with the SEC and may be obtained, when available, from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com and from Stephens Inc., ATTN: Equity Syndicate Desk, 111 Center Street, Little Rock, AR 72201, or by telephone at (800) 643-9691.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a global bioprocessing company that develops and commercializes highly innovative products that deliver cost and process efficiencies to biological drug manufacturers worldwide. Our portfolio includes filtration products (including XCell™ ATF, TangenX™ SIUS™ TFF and Spectrum KrosFlo™ TFF filters and systems), chromatography products (OPUS® pre-packed columns, chromatography resins, ELISA kits) and protein products (Protein A affinity ligands including NGL Impact™ -A, cell culture growth factors). Our XCell™ ATF Systems, available in stainless

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steel and single-use configurations, are used in perfusion processes to continuously concentrate cells and increase product yield from a bioreactor. Single-use SIUS™ TFF cassettes and hardware are used for biologic drug concentration in downstream filtration processes. KrosFlo™ TFF cartridges and systems are used in both upstream and downstream filtration processes. Our innovative line of OPUS® chromatography columns, used in bench-scale through commercial-scale biologics purification, are delivered pre-packed to our customers with their choice of affinity resin. Protein A ligands and growth factor products that we produce are essential components of Protein A affinity resins used in biologics purification, and cell culture media used to accelerate cell growth in a bioreactor. Repligen’s corporate headquarters are in Waltham, MA (USA), with additional administrative and manufacturing operations in Marlborough, MA, Rancho Dominguez, CA, Lund, Sweden and Ravensburg, Germany.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements, constitute forward-looking statements, including, without limitation, statements regarding the size of the proposed offering, completion of the proposed offering and the anticipated use of proceeds of the proposed offering, constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Source:

Repligen Corporation

Sondra Newman

Senior Director Investor Relations

(781) 419-1881

snewman@repligen.com

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